Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-240309) pertaining to the 2020 Performance Incentive Plan, Employee Stock Purchase Plan, and 2015 Equity Incentive Plan of Nkarta, Inc.,
(2)
Registration Statement (Form S-8 No. 333-252134) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc.,
(3)
Registration Statement (Form S-8 No. 333-263650) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc.,
(4)
Registration Statement (Form S-8 No. 333-269164) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc.,
(5)
Registration Statement (Form S-8 No. 333-276361) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc.,
(6)
Registration Statement (Form S-8 No. 333-284111) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc.,
(7)
Registration Statement (Form S-8 No. 333-292579) pertaining to the 2020 Performance Incentive Plan and Employee Stock Purchase Plan of Nkarta, Inc., and
(8)
Registration Statement (Form S-3 No. 333-270680);

of our report dated March 25, 2026, with respect to the financial statements of Nkarta, Inc. included in this Annual Report (Form 10-K) of Nkarta, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California

March 25, 2026